As filed with the Securities and Exchange Commission on September 5, 2018
Registration No. 333-225521

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)

Montana	6022	81-0331430
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Kevin P. Riley
President and Chief Executive Officer
401 North 31st Street, Billings, MT 59116-0918	401 North 31st Street, Billings, MT 59116-0918
(406)255-5390	(406)255-5390
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lawrence M.F. Spaccasi, Esq.	Kirk D. Jensen, Esq.
Scott A. Brown, Esq.	Executive Vice President, General Counsel and Corporate Secretary
Luse Gorman, PC	First Interstate BancSystem, Inc.
5335 Wisconsin Avenue, N.W., Suite 780, Washington, D.C. 20015	401 North 31st Street, Billings, Montana 59116
Phone: (202) 274-2000	Phone: (406) 255-5390

Approximate date of commencement of proposed sale to the public: The merger of Northwest Bancorporation, Inc. with and into First Interstate BancSystem, Inc. (the “Company”) was consummated on August 16, 2018. The Company is hereby amending this Registration Statement to deregister 145,302 shares of its Class A common stock, no par value, which were issuable to the stockholders of Northwest Bancorporation, Inc. in connection with the merger of Northwest Bancorporation, Inc. with and into the Company.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

☑ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company	☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)        ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-225521) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

In accordance with the undertaking of First Interstate BancSystem, Inc. (the “Company”) set forth in the Registration Statement on Form S-4 (File No. 333-225521), declared effective on July 3, 2018, the Company is filing this Post-Effective Amendment No. 1 to deregister 145,302 shares of its Class A common stock, no par value, previously registered under the Securities Act of 1933 pursuant to the Registration Statement, issuable to the stockholders of Northwest Bancorporation, Inc. in connection with the merger of Northwest Bancorporation, Inc. with and into the Company.

Pursuant to the Registration Statement on Form S-4, 3,982,842 shares of the Company’s Class A common stock were registered to be issued to the stockholders of Northwest Bancorporation, Inc. in connection with the merger. Upon the consummation of the merger, the Company issued 3,837,540 of these shares to the stockholders of Northwest Bancorporation, Inc. Therefore, in accordance with the undertaking mentioned above, the Company hereby deregisters the remaining 145,302 shares of the Company’s Class A common stock previously registered pursuant to the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement No. 333-225521 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on September 5, 2018.

First Interstate BancSystem, Inc.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President, Chief Executive Officer and Director
(Duly Authorized Representative)
Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement No. 333-225521 has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ KEVIN P. RILEY	President, Chief Executive Officer and Director	September 5, 2018
Kevin P. Riley	(Principal Executive Officer)

/s/ MARCY D. MUTCH	Executive Vice President and Chief Financial Officer	September 5, 2018
Marcy D. Mutch	(Principal Financial and Accounting Officer)

*	Chairman of the Board
James R. Scott

*	Director
Steven J. Corning

*	Director
Dana L. Crandall

*	Director
William B. Ebzery

*	Director
Charles E. Hart, M.D., M.S.

*	Director
Jon M. Heyneman, Jr.

*	Director
David L. Jahnke

*	Director
Dennis L. Johnson

*	Director
Ross E. Leckie

*	Director
Patricia L. Moss

*	Director
James R. Scott, Jr.

*	Director
Jonathan R. Scott

*	Director
Teresa A. Taylor

Director
Peter I. Wold

* Pursuant to Power of Attorney previously filed with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 8, 2018.

By:	/s/ KEVIN P. RILEY	September 5, 2018
	Kevin P. Riley Attorney-in-fact	Date

By:	/s/ MARCY D. MUTCH	September 5, 2018
	Marcy D. Mutch Attorney-in-fact	Date